Exhibit 99.1

N E W S R E L E A S E
4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP REPORTS THIRD QUARTER 2023 RESULTS

Boca Raton, Fla. – November 7, 2023 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported today its financial results for the third quarter and first nine months of 2023.

Third Quarter 2023 Highlights

•	Total revenues of $602.8 million

•	Net Income of $24.5 million

•	Net Income Attributable to GEO of $0.16 per diluted share

•	Adjusted Net Income of $0.19 per diluted share

•	Adjusted EBITDA of $118.7 million

•	Reduced Total Net Debt by $109 million to approximately $1.8 billion

For the third quarter 2023, we reported net income of $24.5 million, compared to net income of $38.3 million for the third quarter 2022. We reported total revenues for the third quarter 2023 of $602.8 million compared to $616.7 million for the third quarter 2022. Third quarter 2023 results reflect a year-over-year increase of $13.0 million in net interest expense as a result of the completed transactions to address the substantial majority of our outstanding debt, which closed on August 19, 2022, as well as the impact of higher interest rates. We reported third quarter 2023 Adjusted EBITDA of $118.7 million, compared to $136.2 million for the third quarter 2022.

George C. Zoley, Executive Chairman of GEO, said, “Our diversified business units continued to deliver steady operational and financial performance. We have also made further progress towards our objective of reducing our net debt, which remains a strategic priority for our company. During the third quarter of 2023, we reduced our total net debt by $109 million, ending the period with approximately $1.8 billion in total net debt. We believe that our ongoing efforts to reduce debt and deleverage our balance sheet will enhance value for our shareholders over time.”

First Nine Months 2023 Highlights

•	Total revenues of $1.80 billion

•	Net Income of $82.0 million

•	Net Income Attributable to GEO of $0.55 per diluted share

•	Adjusted Net Income of $0.66 per diluted share

•	Adjusted EBITDA of $378.6 million

For the first nine months of 2023, we reported net income of $82.0 million, compared to net income of $130.2 million for the first nine months of 2022. We reported total revenues for the first nine months of 2023 of $1.80 billion compared to $1.76 billion for the first nine months of 2022.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S   R E L E A S E

Results for the first nine months of 2023 reflect a year-over-year increase of $66.2 million in net interest expense as a result of the completed transactions to address the substantial majority of our outstanding debt, which closed on August 19, 2022, as well as the impact of higher interest rates. For the first nine months of 2023, we reported Adjusted EBITDA of $378.6 million, compared to $393.7 million for the first nine months of 2022.

2023 Financial Guidance

Today, we updated our guidance for the full-year and fourth quarter of 2023 to reflect our updated expectations regarding the U.S. Department of Homeland Security’s Intensive Supervision and Appearance Program (“ISAP”).

Our previous guidance for the fourth quarter of 2023 assumed a moderate increase in ISAP participants during the quarter. While the ISAP participant count has remained relatively stable over the last three months, we have not experienced the moderate increase that was contemplated in our previous guidance. We believe that U.S. Immigration and Customs Enforcement (“ICE”) continues to face budgetary pressures, and the timing of the passage of federal appropriations bills for the fiscal year 2024 remains uncertain. As a result of these factors, we have updated our guidance assumptions and now assume for budget purposes that the ISAP participant count will be flat to slightly down for the balance of the year.

For the fourth quarter 2023, we expect GAAP Net Income to be in a range of $19 million to $24 million and quarterly revenues to be in a range of $590 million to $600 million. We expect fourth quarter 2023 Adjusted EBITDA to be in a range of $117 million to $122 million.

For the full-year 2023, we expect GAAP Net Income to be in a range of $100 million to $105 million on annual revenues of approximately $2.4 billion. We expect our full-year 2023 Adjusted EBITDA to be between $495 million and $500 million dollars. We expect our effective tax rate for the full-year 2023 to be approximately 29 percent, exclusive of any discrete items.

Our guidance does not include the potential reactivation of any of our remaining idle Secure Services facilities, which total approximately 9,000 beds.

Conference Call Information

We have scheduled a conference call and webcast for today at 11:00 AM (Eastern Time) to discuss our third quarter 2023 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available through November 14, 2023, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 4528594.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S   R E L E A S E

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 100 facilities totaling approximately 81,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Adjusted Net Income, and Net Income to EBITDA and Adjusted EBITDA, along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure—Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, and Adjusted EBITDA are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Net Debt, Net Leverage, and Adjusted EBITDA. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

While we have provided a high level reconciliation for the guidance ranges for full year 2023, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures.

The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S   R E L E A S E

Net Debt is defined as gross principal debt less cash from restricted subsidiaries. Net Leverage is defined as Net Debt divided by Adjusted EBITDA.

EBITDA is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (gain)/loss on asset divestitures, pre-tax, net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, transaction related expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time.

Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business.

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income.

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance.

EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Adjusted Net Income is defined as net income attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented (gain)/loss on asset divestitures, pre-tax, (gain)/loss on the extinguishment of debt, pre-tax, transaction related expenses, pre-tax, and tax effect of adjustments to net income attributable to GEO.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S   R E L E A S E

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the full-year and fourth quarter of 2023, statements regarding GEO’s efforts to market its current idle facilities, GEO’s focus on reducing net debt, and GEO’s assumptions regarding the number of ISAP participants during the fourth quarter of 2023. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2023 given the various risks to which its business is exposed; (2) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (3) GEO’s ability to identify and successfully complete any potential sales of company-owned assets and businesses on commercially advantageous terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) the magnitude, severity, and duration of the COVID-19 global pandemic, its impact on GEO, GEO’s ability to mitigate the risks associated with COVID-19, and the efficacy and distribution of COVID-19 vaccines; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (9) fluctuations in GEO’s operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in GEO’s operating costs; (10) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (11) GEO’s ability to address inflationary pressures related to labor related expenses and other operating costs; (12) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (13) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (14) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (15) GEO’s ability to successfully pursue growth and continue to create shareholder value; (16) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; and (17) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S   R E L E A S E

Third quarter and first nine months of 2023 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of September 30, 2023	As of December 31, 2022
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$141,020	$95,073
Accounts receivable, less allowance for doubtful accounts	356,501	416,399
Prepaid expenses and other current assets	41,138	43,536

Total current assets	$538,659	$555,008
Restricted Cash and Investments	130,729	111,691
Property and Equipment, Net	1,951,524	2,002,021
Operating Lease Right-of-Use Assets, Net	106,552	90,950
Assets Held for Sale	5,130	480
Deferred Income Tax Assets	8,005	8,005
Intangible Assets, Net (including goodwill)	893,449	902,887
Other Non-Current Assets	90,335	89,341

Total Assets	$3,724,383	$3,760,383

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$66,758	$79,312
Accrued payroll and related taxes	78,568	53,225
Accrued expenses and other current liabilities	200,187	237,369
Operating lease liabilities, current portion	24,506	22,584
Current portion of finance lease obligations, and long-term debt	63,307	44,722

Total current liabilities	$433,326	$437,212
Deferred Income Tax Liabilities	75,849	75,849
Other Non-Current Liabilities	79,797	74,008
Operating Lease Liabilities	86,849	73,801
Finance Lease Liabilities	740	1,280
Long-Term Debt	1,789,273	1,933,145
Total Shareholders’ Equity	1,258,549	1,165,088

Total Liabilities and Shareholders’ Equity	$3,724,383	$3,760,383

*	all figures in ‘000s

— More —

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S   R E L E A S E

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q3 2023	Q3 2022	YTD 2023	YTD 2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$602,785	$616,683	$1,804,885	$1,756,045
Operating expenses	440,667	436,210	1,302,287	1,233,162
Depreciation and amortization	31,173	32,330	94,787	100,284
General and administrative expenses	47,356	50,022	139,182	147,878

Operating income	83,589	98,121	268,629	274,721
Interest income	1,320	5,111	3,785	16,301
Interest expense	(55,777)	(46,537)	(165,081)	(111,383)
Loss on extinguishment of debt	(91)	(37,487)	(1,845)	(37,487)
Gain on asset divestitures	1,274	29,279	3,449	32,332

Income before income taxes and equity in earnings of affiliates	30,315	48,487	108,937	174,484
Provision for income taxes	6,521	11,246	30,036	48,106
Equity in earnings of affiliates, net of income tax provision	709	1,071	3,121	3,786

Net income	24,503	38,312	82,022	130,164
Less: Net loss attributable to noncontrolling interests	16	25	71	119

Net income attributable to The GEO Group, Inc.	$24,519	$38,337	$82,093	$130,283

Weighted Average Common Shares Outstanding:
Basic	122,066	121,154	121,850	120,998
Diluted	123,433	122,426	123,479	121,907
Net income per Common Share Attributable to The GEO Group, Inc.** :
Basic:
Net income per share — basic	$0.17	$0.26	$0.56	$0.89

Diluted:
Net income per share — diluted	$0.16	$0.26	$0.55	$0.89

*	All figures in ‘000s, except per share data
**

In accordance with U.S. GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

— More —

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S   R E L E A S E

Reconciliation of Net Income to EBITDA and Adjusted EBITDA,

and Net Income Attributable to GEO to Adjusted Net Income*

(Unaudited)

	Q3 2023	Q3 2022	YTD 2023	YTD 2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$24,503	$38,312	$82,022	$130,164
Add:
Income tax provision **	6,588	11,435	30,617	48,570
Interest expense, net of interest income ***	54,548	78,913	163,141	132,569
Depreciation and amortization	31,173	32,330	94,787	100,284

EBITDA	$116,812	$160,990	$370,567	$411,587

Add (Subtract):
Gain on asset divestitures, pre-tax	(1,274)	(29,279)	(3,449)	(32,332)
Net loss attributable to noncontrolling interests	16	25	71	119
Stock based compensation expenses, pre-tax	3,116	3,141	12,052	13,010
Transaction related expenses, pre-tax	—	1,322	—	1,322
Other non-cash revenue & expenses, pre-tax	—	—	(687)	—

Adjusted EBITDA	$118,670	$136,199	$378,554	$393,706

Net Income attributable to GEO	$24,519	$38,337	$82,093	$130,283
Add (Subtract):
Gain on asset divestitures, pre-tax	(1,274)	(29,279)	(3,449)	(32,958)
Loss on extinguishment of debt, pre-tax	91	37,487	1,845	37,487
Transaction related expenses, pre-tax	—	1,322	—	1,322
Tax effect of adjustment to net income attributable to GEO (1)	297	(7,697)	403	(6,772)

Adjusted Net Income	$23,633	$40,170	$80,892	$129,362

Weighted average common shares outstanding—Diluted	123,433	122,426	123,479	121,907

Adjusted Net Income per Diluted share	0.19	0.33	0.66	1.06

*	all figures in ‘000s, except per share data
**	including income tax provision on equity in earnings of affiliates
***	includes loss on extinguishment of debt
(1)	Tax adjustment related to gain on asset divestitures and loss on extinguishment of debt.

— More —

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S   R E L E A S E

2023 Outlook/Reconciliation (1)

(In thousands, except per share data)

(Unaudited)

	FY 2023
Net Income	$100,000	to	$105,000
Net Interest Expense	217,000		217,000
Income Taxes (including income tax provision on equity in earnings of affiliates)	40,000		40,000
Depreciation and Amortization	127,000		127,000
Non-Cash Stock Based Compensation	15,700		15,700
Other Non-Cash	(4,700)		(4,700)

Adjusted EBITDA	$495,000	to	$500,000

Net Income Attributable to GEO Per Diluted Share	$0.80	to	$0.85
Weighted Average Common Shares Outstanding-Diluted	123,500	to	123,500
CAPEX
Growth	9,000	to	10,000
Technology	16,000	to	20,000
Facility Maintenance	45,000	to	50,000

Capital Expenditures	70,000	to	80,000

Total Debt, Net	$1,820,000		$1,780,000
Total Leverage, Net	3.66		3.58

(1)	Total Net Leverage is calculated using the midpoint of Adjusted EBITDA guidance range.

- End -

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations